UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2010
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 202
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 574-1770
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 15, 2010, the Board of Directors (the “Board”) of Oasis Petroleum Inc. (the “Company”) elected Mr. William J. Cassidy as a director increasing the number of directors from five to six. Mr. Cassidy will serve as a Class II director, and his term on the Board will expire at the Company’s annual meeting of stockholders in 2012.
     Mr. Cassidy has been appointed to serve as a member of the Audit and Compensation Committees and as the Chairman of the Nominating & Governance Committee. The Board has determined that Mr. Cassidy is an independent director under Sections 303A.02 and 303A.07 of the New York Stock Exchange Listed Company Manual and under Rule 10A-3 of the Exchange Act. In addition, certain other adjustments in committee membership were made contemporaneously with Mr. Cassidy’s election to the Board. Following Mr. Cassidy’s appointment, the composition of each committee is as follows: the Audit Committee is composed of Mr. Cassidy, Mr. Michael McShane (Chairman) and Mr. Douglas E. Swanson, Jr.; the Compensation Committee is composed of Messrs. Cassidy, McShane and Swanson (Chairman); and the Nominating & Governance Committee is composed of Messrs. Cassidy (Chairman), McShane and Swanson.
     There are no understandings or arrangements between Mr. Cassidy and any other person pursuant to which Mr. Cassidy was elected to serve as a director of the Company. There are no relationships between Mr. Cassidy and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Cassidy will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s Long Term Incentive Plan.
     In connection with Mr. Cassidy’s election to the Board, he is expected to receive an initial equity award of 4,500 shares of restricted stock. The shares of restricted stock, which will be issued under the Company’s Long Term Incentive Plan, vest on one year following the grant date. In addition, the Company entered into an indemnification agreement with Mr. Cassidy on September 15, 2010. The indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety. The indemnification agreement requires the Company to indemnify Mr. Cassidy to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.
Item 7.01 Regulation FD Disclosure.
     On September 17, 2010, the Company announced the election of Mr. William J. Cassidy to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement, dated September 15, 2010, between Oasis Petroleum Inc. and William J. Cassidy.

99.1	Press Release dated September 17, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OASIS PETROLEUM INC.
Date: September 17, 2010	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement, dated September 15, 2010, between Oasis Petroleum Inc. and William J. Cassidy.

99.1	Press Release dated September 17, 2010.